,

                         REGISTRATION RIGHTS AGREEMENT


        THIS AGREEMENT ( Agreement ) is entered into as of the 20th day of April, 1995 among GEV Corporation, a Delaware corporation (the Company ), and the persons listed under the caption Shareholders on the signature pages hereof (the Shareholders ), and such term including any Designee of a Shareholder from among certain members of management of Pioneer Americas, Inc. ( Pioneer ), or its subsidiaries as permitted pursuant to Section 11 hereof.


                             W I T N E S S E T H:

        WHEREAS, the Company has offered and sold 4,545,455 shares of its Class A Common Stock, par value $0.01 per share ( Common Stock ) to the Shareholders simultaneous with execution of this Agreement; and

        WHEREAS, the Company has granted and will grant certain stock options to the Shareholders pursuant to the Company s stock option plan; and

        WHEREAS, as a material inducement to the Shareholders to purchase such Common Stock, the Company has agreed to enter into this Agreement and to grant the registration and other rights to such Shareholders contained in this Agreement;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION I.  CERTAIN DEFINITIONS AND TERMS.

        The following terms have the meanings indicated:

         Common Stock shall mean the Class A common stock, par value $0.01 per share, of the Company.

         Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Holder   means  any  Person  holding  Registrable  Shares,  including transferees of such Holder who satisfy the requirements of Section 11 of this Agreement.

         Participation Notice means a written notice by a Holder of his desire to sell Registrable Shares in a registration by the Company.

         Person means any individual, firm, corporation, trust, association, partnership, joint venture or other entity.

         Registrable Shares means all shares of Common Stock of the Company now owned by a Shareholder or hereafter acquired by a Shareholder upon exercise of options owned by such Shareholder on the date hereof and permitted transferees of a Shareholder and any securities issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Shares, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities shall have been distributed in accordance with Rule 144, (iii) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by the Company and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force, or (iv) the Company and the Holder shall have received an opinion of counsel experienced in securities laws matters reasonably acceptable to the Company and the Holder to the effect that the Holder of such Registrable Shares has no further obligation to comply with the registration requirements of the Securities Act or to deliver a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act in connection with further sales by such Holder of such Registrable Shares.

         Register , registered and registration refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

         Registration Notice means a written notice by the Company to the Holders of its intent to file a registration statement with the SEC.

         SEC   means the Securities  and Exchange  Commission or any successor thereof.

         Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

SECTION 2.  REGISTRATION RIGHTS.

        (a) If, at any time, the Company proposes to file a registration statement in connection with the public offering of any of its equity securities to be sold by the Company for its own account or for the account of any other Person, prior to such filing, the Company shall give each Holder a Registration Notice.

Within ten business days after receipt by any Holder of a Registration Notice, such Holder shall deliver to the Company a Participation Notice if such Holder desires to sell Registrable Shares under such registration. The Participation Notice shall state the number of Registrable Shares to be disposed of in such registration; provided, however, such holder s right to registration of such Registrable Shares shall be subject to any limitations in the number thereof required by the underwriters pursuant to Section 5; provided further, that
(i) the Company shall not be required to give notice or include such Registrable Shares in any such registration if the proposed registration is primarily (x) a registration of a stock option or other employee incentive compensation plan or of securities issued or issuable pursuant to any such plan, (y) securities issued or issuable pursuant to a dividend or interest reinvestment plan, or other similar plan, or (z) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation; (ii) the Company shall not be required to include the Registrable Shares of a Holder in any such registration if the Holder fails to timely provide the Company with all information which is in the possession of and relates to such Holder and which is necessary in connection with registration of the Registrable Shares of such Holder and takes all such action as may be reasonably required in order not to delay the registration and offering of the securities by the Company; (iii) the Company shall not be required to include Registrable Shares of any Holders in any such registration unless the Registrable Shares requested to be so included by all Holders are reasonably believed to have a market value of at least $1 Million; and (iv) the Company may, in its sole discretion and without the consent of the Holders, determine not to file such registration statement or withdraw such registration statement, if filed, and abandon any such proposed offering, notwithstanding any Holder s request to participate therein in accordance with this provision.

        (b) If, at any time after the date hereof and for so long as any Common Stock constitutes Registrable Shares, the Company shall grant to any Person ( Other Holder ) any right to demand or require that the Company undertake to effect the registration for sale of any debt or equity securities of the Company (excluding so-called piggyback registration rights (provided such piggyback registration rights do not limit the rights of Holders to participate in any registration of securities by the Company) and excluding any registration rights or undertaking ( Permitted Registration ) granted by the Company with respect to (i) debt securities being issued by the Company in connection with acquisition by the Company of the capital stock of Pioneer Americas, Inc., a Delaware corporation, consummated on or about the date hereof and (ii) debt securities (which may be convertible into or exchangeable for equity securities) of the Company issued after the date hereof to banks or other institutional investors which are not Affiliates of the Company or any stockholder owning more than ten percent (10%) of the voting equity securities of the Company), the Company agrees and shall execute and deliver to the Holders an agreement in writing providing for demand registration rights in favor of the Holders substantially equivalent in all material respects to the rights so granted to such Other Holder (except that the Holders shall be granted two demand registration rights for all Holders, each of which demand registration rights may only be initiated by a Holder or Holders owning at least 1,750,000 Registrable Shares) provided that no Permitted Registration shall include any restriction or limitation on the right of Holders to include Registrable Shares in any offering effected pursuant to such Permitted Registration which does not apply equally to all other holders of securities of the Company (other than holders who are beneficiaries of the Permitted Registration).

        Except for Permitted Registrations, no other demand or other registration rights shall be granted by the Company to any Person that would limit or restrict in any manner (x) the number of Registrable Shares that can be included in any registration of securities by the Company (other than proportional cut-back limitations because of market conditions applicable equally to all holders of securities to be included in any such registration), or (y) the time at which any demand registration right to which Holders may become entitled pursuant to this Section 2(b) may be exercised, unless the prior written consent of Holders of not less than a majority of Registrable Shares is obtained with respect to such limitation or restriction.

        (c) The Company shall use its best efforts to promptly cause all such Registrable Shares to be registered along with the other equity securities to
be  registered, if any,  pursuant to Section  2(a).   The Company may,  at its
option, require that Registrable Shares to be included in a registration statement under Section 2(a) or 2(b) hereof be sold in accordance with the plan of distribution of the securities being registered on behalf of the
Company  or on behalf of other security holders  as a result of their exercise
of demand  registration rights.   Subject  to the  foregoing, the  Registrable
Shares  proposed  to  be registered  under  any  registration statement  under
Section 2(a) hereof will be offered for sale upon the same terms as the shares of Common Stock offered for sale by the Company.


SECTION 3.  OBLIGATIONS OF THE COMPANY.

        Whenever required under  Section 2 to use  its best efforts to  effect
the  registration   of  any   Registrable  Shares,   the  Company   shall,  as
expeditiously as reasonably possible:

        (a)  Prepare  as  soon   as  practicable  and  file   with  the  SEC  a
    registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become and remain effective for the period necessary for the distribution of such Registrable Shares in accordance with the intended plan of distribution thereof; provided, however, that the Company shall have no obligation to maintain the effectiveness of any registration statement filed hereunder or to cause the information therein to remain current for more than six months following such registration statement s effective date.

        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration
    statement  effective  in  order  to  dispose   of  the  shares  registered
    thereunder in the manner described in the underwriting agreement executed in connection therewith and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; provided, however, that the Company shall have no obligation to maintain the effectiveness of any registration statement filed hereunder or to cause the information therein to remain current for more than six months following such registration statement s effective date.

        (c)  Furnish  to   the   Holders   registering   securities   in   such
    registration   such  numbers  of  copies  of  a  prospectus,  including  a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by the Holders.

        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or
     Blue Sky laws of such jurisdictions as shall be reasonably requested by Holders registering securities in such registration for the distribution of the securities covered by the registration statement; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions or otherwise subjects itself to general taxation in any state and provided further that the Company reserves the right, in its sole discretion, not to register or qualify Registrable Shares in any jurisdiction where such Registrable Shares do not meet the requirements of such jurisdiction and such failure to meet requirements cannot be cured without unreasonable effort or expense.

        (e) Furnish to each Holder of Registrable Shares covered by such registration statement a signed counterpart, addressed to such Holder (and underwriter or agent, if any) of:

             (A) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and

             (B) unless otherwise precluded under applicable accounting rules, a comfort letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company s financial statements included in such registration statement, in each case, reasonably satisfactory in form and substance to Holders owning or holding a majority of Registrable Shares included in such registration (and to the underwriter or agent and their respective counsel) and covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer s counsel and in accountants letters delivered to the underwriter or agent in underwritten public offerings of securities.

        (f)  Promptly   notify  each  Holder   and  any  underwriter  or  agent
    participating in the disposition of Registrable Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event known to the Company as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and furnish to such Holder (or underwriter or agent, if any) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary
    to  make   the  statements  therein   not  misleading  in  light   of  the
    circumstances under which they were made.


SECTION 4.  EXPENSES OF REGISTRATION.

        Except as provided in the following paragraph, all fees and expenses incurred in connection with a registration pursuant to Section 2 and in which a Holder participates shall be borne by the Company, including without limitation all registration, filing, securities exchange listing and qualification (including blue sky qualification) fees, printing fees, and fees and disbursements of counsel and independent public accountants for and other consultants or Persons employed by, the Company in connection with any such offering (collectively, Registration Expenses ).

        Each  Holder  of  Registrable  Shares  shall  pay   the  underwriters
discounts and commissions and any transfer taxes applicable to the securities sold by such Holder in any such offering. In addition, each selling Holder shall pay its own legal fees and expenses of separate counsel, and costs of any experts or professionals employed by it or on its behalf in connection with the registration of Registrable Shares.


SECTION 5.  UNDERWRITING REQUIREMENTS.

        In connection with any offering involving an underwriting of shares being issued by the Company or an underwriting of shares on behalf of other security holders as a result of the exercise of demand registration rights, the Company shall not be required to include the Registrable Shares of a Holder in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company.

        Additionally, the Company shall be required to include in any piggy-back registration under Section 2(a) only such quantity of the Registrable Shares as will not, in the written opinion of the underwriters, interfere with the orderly sale, price and/or distribution of any securities being offered by the Company or on behalf of other security holders as a result of the exercise of demand registration rights pursuant to a Permitted Registration. If, however, subject to Section 10 hereof the underwriters have consented to inclusion in any such offering of securities of any Person other than the
Company, then the Holders shall be entitled to include such number of their Registrable Shares in such underwriting pro rata to the total number of shares of Common Stock owned by all Holders and other Persons who have requested participation and are entitled to sell securities in such offering (such apportionment not to include securities offered by the Company for its own account or securities offered by Persons who have exercised demand registration rights pursuant to a Permitted Registration).


SECTION 6.  INDEMNIFICATION.

        (a) In the event of registration of any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter, and each such controlling Person for any legal or any other expenses reasonably incurred by such seller, underwriter, or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller, underwriter or controlling Person specifically for use in preparation thereof.

        (b) In the event of any registration of any of the Registrable Shares under the Securities Act, each seller of the Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling Person may become subject under the Securities Act, Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement.

        (c) Each party entitled to indemnification under this Section 6 (the Indemnified Party ) shall give notice to the party required to provide
indemnification (the   Indemnifying Party )  promptly  after such  Indemnified
Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the

Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the Indemnifying Party has been materially prejudiced as a result of such failure. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or litigation, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the Indemnifying Party abandons the defense of such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


SECTION 7.  LOCKUP AGREEMENT.

        In connection with any registration of Registrable Shares pursuant to this Agreement, upon the request of the Company or the underwriters managing any underwritten offering of equity securities of the Company, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of such registration as the Company or the underwriters may specify.


SECTION 8.  RESTRICTIONS ON TRANSFER.

        (a) Each Holder agrees that he will not sell, dispose of or otherwise transfer any of the Registrable Shares except (i) upon registration of such shares under the Securities Act, (ii) pursuant to Rule 144 under the Securities Act or such comparable rules as shall from time to time be in effect, or (iii) in a transaction exempt from the registration requirements of the Securities Act.

        (b) Each certificate representing the Registrable Shares shall bear a conspicuous legend reflecting in substance that such shares have been acquired for investment and have not been registered under the Securities Act and may be transferred without registration only upon receipt by the issuer of an opinion of counsel, which opinion of counsel shall be reasonably acceptable to the issuer, that the transfer will not violate the Securities Act.

SECTION 9.  REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.

        With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any successor rule or regulation of the SEC that may at any time permit a Holder to sell securities of a company to the public without registration, the Company agrees to use its best efforts to:

        (a) At all times make and keep public information available, as those terms are understood and defined in Rule 144;

        (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

        (c)  Furnish  to  the   Holders,  so  long  as   the  Holders  own  any
    Registrable Shares, forthwith upon request, a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing Holders of any rule or regulation of the SEC permitting the selling of any such securities without registration.


SECTION 10.  REPRESENTATIONS  AND  COVENANTS  IN  CONNECTION  WITH  GRANTS   OF
             REGISTRATION RIGHTS.

        The Company represents to the Shareholders that on the date hereof there are no agreements or commitments between the Company and any Person providing for registration rights with respect to equity securities of the Company. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders of not less than a majority of Registrable Shares, enter into any agreement with any holder or prospective holder of any securities of the Company which provides for the granting to such holder of any registration rights that would be inconsistent with the rights granted to the Holders hereunder or with the terms and conditions of this Agreement.


SECTION 11.  TRANSFER OF REGISTRATION RIGHTS.

        Subject to the restrictions on transfer in Section 8(a) hereof, the registration rights of Holders under this Agreement may be assigned and transferred to any transferee purchasing Registrable Shares from a Shareholder or any assignee of a Shareholder; provided, however, that the Company is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the Registrable Shares with respect to which the rights under this Agreement are being assigned. The registration rights so assigned and transferred shall apply only to the Registrable Shares purchased from a Shareholder or any assignee of a Shareholder and only upon execution of an agreement by the transferee binding such transferee to the obligations of the transferor hereunder. Notwithstanding anything contained herein to the contrary, either Shareholder may assign or otherwise transfer his rights and obligations hereunder to any person who is in management of Pioneer or any of its subsidiaries and who is named on Exhibit A to this Agreement and such person shall be treated for all purposes hereof as if such person originally executed this Agreement as a Shareholder; provided, however, that such person: (a) purchases securities of the Company from the Company pursuant to the terms of that certain Subscription Agreement of even date herewith among the Company and the Shareholders (whether as an original party or as an assignee); and (b) executes a counterpart of this Agreement or a writing pursuant to which he assumes all of the obligations of the assigning Shareholder hereunder with respect to the rights so assigned.


SECTION 12.  MISCELLANEOUS.

        (a) Relationships and Rights of the Holders. The Holders agree that, notwithstanding that certain rights of each Holder herein may be affected by similar rights of other Holders, the Holders shall, in respect of the ownership of the Registrable Shares, not be related as, or deemed to be, a
partnership, joint  venture, or other   group  for  the purpose of  acquiring,
holding, voting, or disposing of capital stock of the Company.

        (b)  Headings.   The  headings, captions, and  arrangements used herein
are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms hereof, nor affect the meaning thereof.

        (c) Notices. Unless otherwise specifically provided, whenever this agreement requires or permits any consent, approval, notice, request or demand from one party to another, such communication must be in writing and shall be deemed to have been duly given if (i) hand delivered; (ii) mailed, United
States  mail,  postage  prepaid,  registered   or  certified,  return  receipt
requested; (iii) delivered by a nationally recognized overnight courier service, or (iv) given by facsimile transmission, in each case to the address or number hereafter stated, any such notice so given to be effective on receipt at the location stated. For purposes hereof, until changed by written notice pursuant hereto, the address for the Company is as follows, and the address for each Shareholder is set forth opposite the name of such Shareholder on the signature page hereof:

             GEV Corporation
             165 Mason Street
             Greenwich, Connecticut  06830
             Attention:  William L. Mahone
             Telephone:  (203) 629-8750

        (d)  Binding   Effect.  This  Agreement   shall  be  binding  upon  and
enforceable by the heirs, executors, or other personal representatives of the Shareholders and any transferees of its Shareholders, and the successors and assigns of the Company.

        (e)  Governing Law.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

        (f) Invalid Provisions. If any provision hereof is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision by its severance
herefrom.   Furthermore, in lieu  of such  illegal, invalid, or  unenforceable provision, the parties hereto agree to add as a part hereof a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable which preserves the same economic benefits to the parties hereto.

        (g)  Amendments and Consents.   This  Agreement may be amended,  or any
matter may be consented to, only by an instrument in writing executed by authorized officers of the Company and Holders owning two-thirds (2/3) of the Registrable Shares outstanding as of the date of such amendment or consent, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof except that no modification providing one or more Holders priority in registering such Holder s or Holders Registrable Shares or providing for the elimination of registration rights shall be made without the consent of all Holders.

        (h)  Counterpart Execution.   This Agreement may be  executed in two or
more counterparts, each of which shall be deemed an original and it shall not be deemed necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged thereby.

        (i)  Termination   of  Rights   and  Obligations.     The   rights  and
obligations hereunder of the Shareholders hereunder shall terminate at such time as neither any Shareholder or any transferee of any Shareholder holds Registrable Securities, provided that the provisions of Section 6, the rights of any party hereto with respect to the breach of any provision hereof and any obligation accrued as of the date of termination shall survive termination of this Agreement.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

                             GEV CORPORATION


                             By: /s/ Joshua A. Polan
                                 Name:  Joshua A. Polan
                                 Title:



Address:

4200 NationsBank Center                      /s/   Richard C. Kellogg, Jr.
700 Louisiana                                Richard C. Kellogg, Jr.
Houston, Texas  77002
Telecopier:  (713) 225-4426


1600 W. Linne Road                           /s/   Frans G. J. Speets
Tracy, California  95376                     Frans G.J. Speets
Telecopier:  (209) 835-0414

                                   EXHIBIT A

                             Management Investors


     1. Paul J. Kienholz
     2. George T. Henning, Jr.
     3. Verrill Norwood
     4. James E. Glattly
     5. Benny Bennet
     6. Frank Belliss
     7. Samuel K. Fletcher
     8. Walt McCollam
     9. Andrew Smith
    10. Kent R. Stephenson
    11. Raymond A. Bart
    12. Terry K. Graves